COLONIAL CALIFORNIA INSURED MUNICIPAL FUND

I, Joseph R. Palombo, certify that:

1. The Form N-CSR (the "Report") of Colonial California Insured Municipal Fund (the "Fund") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.



Date:    August 6, 2003                     /s/ Joseph R. Palombo
                                            -----------------------------------
                                            Joseph R. Palombo, President


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                   COLONIAL CALIFORNIA INSURED MUNICIPAL FUND

I, J. Kevin Connaughton, certify that:

1. The Form N-CSR (the "Report") of Colonial California Insured Municipal Fund (the "Fund") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.



Date:    August 6, 2003                     /s/ J. Kevin Connaughton
                                            ----------------------------------
                                            J. Kevin Connaughton, Treasurer